UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 28, 2007

Inform Worldwide Holdings, Inc.
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(Exact name of registrant as specified in its charter)
                    Florida                                                      0-29994                                           20-3379902
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                        (State or other jurisdiction of jurisdiction)  (Commission File Number)    (IRS Employer Identification No.)

2501 North Green Valley Parkway, Suite 110, Henderson, NV 89014
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(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (702) 317-2300

None
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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 28, 2007, Inform Worldwide Holdings, Inc.’s (the “Company”) wholly owned subsidiary, One World Energy Corporation (“OWEC”) entered into an Assignment of Lease (“Assignment”) with Soam Energy, LLC (“Soam”), an affiliate of the Company owned by Ashvin Mascarenhas, the Company’s Chief Executive Officer and Director, pursuant to which Soam assigned to OWEC its leasehold interest for the property located in Westmoreland County, Pennsylvania known as the “Banning 1 Lease”.  Pursuant to the Assignment Soam will receive a royalty of one dollar ($1.00) per ton of coal produced by OWEC.

Item 1.02 Termination of a Material Definitive Agreement

On August 28, 2007, the Company entered into a Dissolution Agreement with Soam (the “Dissolution Agreement”) to dissolve the Joint Venture Agreement, dated November 7, 2006 (the “Joint Venture Agreement”), between the Company and Soam. Under the Joint Venture Agreement, the Company and Soam established a joint venture to develop, process and sell coal in respect of the Banning 1 Lease. Pursuant to the Dissolution Agreement, the Company and Soam agreed that the assets of the joint venture will be distributed pro rata to the parties in accordance with their respective interests under the joint venture.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Assignment of Lease dated August 28, 2007, between Soam Energy, LLC and One World Energy Corporation
10.2	Dissolution Agreement dated August 28, 2007, between Inform Worldwide Holdings, Inc. and Soam Energy, LLC
.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

 INFORM WORLDWIDE HOLDINGS, INC.

        By:   /s/ Ashvin Mascarenhas
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Name:  Ashvin Mascarenhas
                       Title:  CEO and Director

Date:           September 5, 2007